EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of SPX Corporation on Form S-8 of our report dated June 15, 2006 relating to the financial statements of SPX Retirement Savings and Stock Ownership Plan for the year ended December 31, 2005, appearing in the Plan’s Annual Report on Form 11-K, which is incorporated by reference into this registration statement

/s/	Plante & Moran, PLLC

Southfield, Michigan

December 13, 2006